Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP. REPORTS STRONG
RESULTS FOR FOURTH QUARTER AND FISCAL 2021 AND
PROVIDES INITIAL FINANCIAL TARGETS FOR FISCAL 2022

President and COO Michael Porcelain to become Chief Executive Officer by Calendar Year End

Melville, New York – October 4, 2021 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2021. The Company also provided its initial financial targets for fiscal 2022 and announced a senior leadership transition.

Fiscal 2021 Fourth Quarter Highlights

•Consolidated net sales for the fourth quarter of fiscal 2021 were $145.8 million, GAAP net income was $7.4 million and Adjusted EBITDA was $26.4 million (or 18.1% of consolidated net sales). Adjusted EBITDA exceeded the Company's expectation for the quarter and drove a strong finish to fiscal 2021. Consolidated net sales for the fourth quarter of fiscal 2020 were $149.7 million, GAAP net income was $1.1 million and Adjusted EBITDA was $23.5 million (or 15.7% of consolidated net sales). Adjusted EBITDA is a non-GAAP financial measure that is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•New bookings for the fourth quarter of fiscal 2021 were $168.2 million, which enabled the Company to achieve a book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.15. Key bookings received include multi-year contracts valued at $23.5 million and $23.0 million to deploy and operate next generation 911 ("NG-911") services for the states of Arizona and Iowa, respectively. In addition, in connection with a multi-year contract award, Comtech received an initial $13.0 million order from a large new customer to customize Comtech’s next-generation broadband satellite technology that can be used with thousands of Low Earth Orbit (“LEO”) satellites reportedly being launched over the next several years. Comtech's backlog and the total unfunded value of multi-year contracts received, for which it expects future orders, provides revenue visibility to over $1.1 billion, excluding potential future orders from this large new customer that could amount to hundreds of millions of dollars.

•GAAP operating income in the fourth quarter of fiscal 2021 was $9.7 million and GAAP net income per diluted share ("EPS") was $0.28. GAAP operating income in the fourth quarter of fiscal 2020 was $2.8 million and GAAP EPS was $0.04.

•Non-GAAP operating income in the fourth quarter of fiscal 2021 was $12.2 million, Non-GAAP net income was $6.2 million and Non-GAAP EPS was $0.23. Non-GAAP operating income in the fourth quarter of fiscal 2020 was $9.2 million, Non-GAAP net income was $5.2 million and Non-GAAP EPS was $0.21. Non-GAAP amounts exclude acquisition plan expenses, restructuring costs, COVID-19 related costs, the impact from the change in the non-GAAP effective tax rate based on the full fiscal year results and a net discrete tax expense. Non-GAAP amounts are reconciled to the most directly comparable GAAP financial measures in the table below.

•Comtech generated GAAP operating cash flows of $15.9 million during the fourth quarter. As of July 31, 2021, cash and cash equivalents were $30.9 million, total debt outstanding was $201.0 million and its Secured Leverage Ratio (as calculated under its existing Credit Facility) was 2.53x.

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Fiscal 2021 Highlights

•Consolidated net sales for fiscal 2021 were $581.7 million, which reflects twelve months of navigating through the challenges of operating a global business during a period when COVID-19 significantly impacted Comtech’s customer base. Consolidated net sales for fiscal 2020 were $616.7 million, which reflects six months of operating its business during the initial COVID-19 outbreak.

•Fiscal 2021 bookings were $623.1 million and backlog at year-end was $658.9 million, or $38.0 million higher than fiscal 2020 ending backlog. The fiscal 2021 bookings level translates into a book-to-bill ratio of 1.07, an increase over the book-to-bill ratio of 0.95 achieved in fiscal 2020. During fiscal 2021, Comtech was awarded multi-year contracts aggregating over $200.0 million to deploy and operate next generation 911 ("NG-911") services for various states and a multi-year contract with a large new customer to customize Comtech’s next-generation broadband satellite technology. Potential future orders from this customer could amount to hundreds of millions of dollars.

•In fiscal 2021, Comtech was recognized by Frost & Sullivan, a leading industry research firm, for achieving the most significant year-over-year market share increase among all NG-911 primary contract holders. Additionally, Northern Sky Research, a leading consulting firm, recognized Comtech as a leader in the growing satellite cellular backhaul market. Comtech believes these independent validations confirm the Company’s market leadership positions.

•For fiscal 2021, Comtech reported a GAAP operating loss of $68.3 million, a GAAP net loss of $73.5 million and a GAAP net loss per diluted share of $2.86. Fiscal 2021 GAAP financial results were significantly impacted by acquisition plan expenses (including a $70.0 million payment to terminate an acquisition during the COVID-19 pandemic). For fiscal 2020, Comtech reported GAAP operating income of $15.2 million, GAAP net income of $7.0 million and GAAP EPS of $0.28.

•Non-GAAP operating income in fiscal 2021 was $36.1 million, Non-GAAP net income was $22.4 million and Non-GAAP EPS was $0.86. Despite being impacted by COVID-19 for the full fiscal year, fiscal 2021 Non-GAAP net income and Non-GAAP EPS represent substantial improvements as compared to fiscal 2020. Non-GAAP operating income in the prior year was $36.4 million, Non-GAAP net income was $19.2 million and Non-GAAP EPS was $0.77. Non-GAAP amounts exclude acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs for next-generation satellite technology, interest expense associated with the termination of a financing commitment letter for a terminated acquisition, estimated contract settlement costs and net discrete tax items. Non-GAAP amounts are reconciled to the most directly comparable GAAP financial measures in the table below.

•Adjusted EBITDA was $76.5 million, which was above the high end of the Company’s prior guidance. Adjusted EBITDA as a percentage of consolidated net sales was 13.2%, which was higher than the 12.6% achieved in fiscal 2020. Adjusted EBITDA is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

Commenting on the Company's fourth quarter fiscal 2021 performance, Fred Kornberg, Chairman of the Board and Chief Executive Officer, stated, “Our fiscal 2021 results demonstrate our success in executing our strategic plan, the strong market leadership positions we have, and the resilience of our business. We navigated challenging market conditions and delivered strong financial performance, with significant year-over-year bookings and backlog growth. We have visibility to over $1.1 billion of future revenue, and that does not include opportunities associated with our new large next-generation satellite technologies customer, which could amount to several hundreds of millions of dollars of incremental future revenue. Adding to our strength, we won over $200.0 million of new NG-911 contract awards that we believe can provide years of recurring revenue. Our achievements and prospects confirm that we have the right strategy, team and focus to create long-term value for our shareholders for many years ahead.”

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Initial Financial Targets For Fiscal 2022

With COVID-19 continuing to impact global markets and supply chains, reliable forecasting remains challenging. Against that background, Comtech offers the following views on fiscal 2022:

•Comtech is targeting to achieve fiscal 2022 net sales within a range of $580.0 million to $600.0 million and Adjusted EBITDA between $70.0 million and $76.0 million. This guidance reflects the strength of the Company’s backlog and a strong sales pipeline, offset by the lingering impacts of COVID-19, timing considerations associated with tightening global supply chain constraints and start-up costs associated with the opening of two new high-volume technology manufacturing facilities. In addition, its fiscal 2022 financial targets reflect the impact of the recently completed withdrawal of U.S. troops from Afghanistan and other U.S. government program changes.

•Net sales in the Commercial Solutions segment are expected to increase in fiscal 2022 as compared to fiscal 2021, driven by increased demand for its NG-911 solutions and satellite earth station products. Fiscal 2022 will also benefit from a full twelve months of sales of its new revolutionary TDMA satellite network platform that it acquired in March 2021. Expected sales and earnings contributions in this segment reflect a cautious view that recent spikes in COVID-19 infection rates and global supply chain disruptions will suppress orders from many international end customers and impact the timing of deliveries and installations. Global supply chain constraints have become more prevalent in recent months, with lead times for certain parts extending meaningfully. The Company is closely monitoring its inventory needs and supplier base, but these constraints represent a significant performance headwind. Recent spikes in COVID-19 and supply chain issues are expected to result in lower than typical revenues and Adjusted EBITDA for this segment during the first half of fiscal 2022. The Company cautiously anticipates that supply chain constraints will ease during the second half of its fiscal 2022.

•Net sales in the Government Solutions segment are expected to be lower in fiscal 2022 as compared to fiscal 2021, primarily due to the impact of the full withdrawal of U.S. troops from Afghanistan, as well as other U.S. government program changes. Revenues in this segment for each of the first three quarters of fiscal 2022 are expected to be slightly lower than the $46.6 million achieved during the fourth quarter of fiscal 2021. Thereafter, the Government Solutions segment is expected to benefit from higher margin programs, including the receipt of new orders for the Comtech COMETTM and other troposcatter solutions.

•On a consolidated basis, financial performance in the first half of fiscal 2022 is expected to be significantly lower than the comparative period of fiscal 2021, with the Company’s second half of fiscal 2022 expected to be significantly higher than the comparative period of fiscal 2021. The Company expects its first quarter of fiscal 2022 to be the lowest quarter of consolidated financial performance, with quarterly results expected to build sequentially throughout the year, with the fourth quarter being the peak quarter by far.

•Work on the Company’s $13.0 million order from a large new customer for next-generation broadband satellite technology is well underway. Although its fiscal 2022 financial targets do not include any revenue beyond this initial order, the Company believes that potential future orders under its contract with this customer could amount to hundreds of millions of dollars.

•Comtech plans to make significant capital expenditures to build-out cloud-based computer networks to support its previously announced NG-911 contract wins for the states of Pennsylvania, South Carolina and Arizona. The Company also expects to make investments in capital equipment and tenant improvements in connection with the opening of a new 146,000 square foot facility in Chandler, Arizona and the establishment of a new 56,000 square foot facility in Basingstoke, United Kingdom. Both new manufacturing centers are expected to support production of next-generation broadband satellite technology and be operational by the end of fiscal 2022 or early fiscal 2023. Aggregate capital investments for these and other initiatives in fiscal 2022 are expected to approximate $30.0 million.

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•GAAP operating income in fiscal 2022 will be impacted by both start-up manufacturing expenses and restructuring costs associated with the opening of Comtech’s two new high-volume technology manufacturing centers, as well as COVID-19 related costs. Global supply chain issues make the amount and timing of these expenses difficult to predict. In addition, GAAP operating income in fiscal 2022 is likely to be impacted by greater than normal proxy solicitation costs, as well as expenses associated with the appointment of a new CEO, as further discussed below. Because the amount and timing of these costs remain largely unpredictable, the Company is not providing any GAAP operating income, GAAP net income or any GAAP EPS guidance or a reconciliation of the Company’s projected results to the most comparable GAAP measure, as such a reconciliation cannot be prepared without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Senior Leadership Transition

Earlier today, as more fully described in a separate press release, Comtech also announced that its Board of Directors has appointed Michael D. Porcelain, Comtech’s President and Chief Operating Officer, to be Chief Executive Officer, taking over from Fred Kornberg after a short transition period. The change of leadership is expected to occur by the end of calendar 2021, at which point Mr. Porcelain will also join Comtech’s Board of Directors and also continue as President. Mr. Kornberg will serve as non-executive Chairman of the Board and is expected to take on a technology advisory role.

Conference Call
An updated investor presentation, including earnings guidance, is available on the Company's website. The Company has scheduled an investor conference call for 4:30 PM (ET) on Monday, October 4, 2021. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 895-3361 (domestic), or (785) 424-1062 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-4199 or (402) 220-2989.

About Comtech
Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, develops, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Media Contact
Kekst CNC
Nicholas.Capuano@kekstcnc.com / Kimberly.Kriger@kekstcnc.com
(212) 521-4800

Investor Contact
Comtech Investor Relations
Investors@comtech.com
(631) 962-7005

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2021	2020	2021	2020

Net sales	$145,809,000	$149,673,000	$581,695,000	$616,715,000
Cost of sales	90,755,000	100,010,000	367,737,000	389,882,000
Gross profit	55,054,000	49,663,000	213,958,000	226,833,000

Expenses:
Selling, general and administrative	27,797,000	23,592,000	111,796,000	117,130,000
Research and development	11,757,000	11,255,000	49,148,000	52,180,000
Amortization of intangibles	5,349,000	5,643,000	21,020,000	21,595,000
Acquisition plan expenses	485,000	6,357,000	100,292,000	20,754,000
	45,388,000	46,847,000	282,256,000	211,659,000

Operating income (loss)	9,666,000	2,816,000	(68,298,000)	15,174,000

Other expenses (income):
Interest expense	1,588,000	1,130,000	6,821,000	6,054,000
Interest (income) and other	137,000	(227,000)	(139,000)	(190,000)

Income (loss) before provision for (benefit from) income taxes	7,941,000	1,913,000	(74,980,000)	9,310,000
Provision for (benefit from) income taxes	578,000	787,000	(1,500,000)	2,290,000

Net income (loss)	$7,363,000	$1,126,000	$(73,480,000)	$7,020,000

Net income (loss) per share:
Basic	$0.28	$0.05	$(2.86)	$0.28
Diluted	$0.28	$0.04	$(2.86)	$0.28

Weighted average number of common shares outstanding – basic	26,194,000	25,001,000	25,685,000	24,798,000

Weighted average number of common and common equivalent shares outstanding – diluted	26,586,000	25,060,000	25,685,000	24,899,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2021	July 31, 2020
Assets
Current assets:
Cash and cash equivalents	$30,861,000	$47,878,000
Accounts receivable, net	158,110,000	126,816,000
Inventories, net	80,358,000	82,302,000
Prepaid expenses and other current assets	18,167,000	20,101,000
Total current assets	287,496,000	277,097,000
Property, plant and equipment, net	35,286,000	27,037,000
Operating lease right-of-use assets, net	44,486,000	30,033,000
Goodwill	347,698,000	330,519,000
Intangibles with finite lives, net	268,699,000	258,019,000
Deferred financing costs, net	1,824,000	2,391,000
Other assets, net	7,622,000	4,551,000
Total assets	$993,111,000	$929,647,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,193,000	$23,423,000
Accrued expenses and other current liabilities	89,601,000	85,161,000
Operating lease liabilities, current	8,841,000	8,247,000
Dividends payable	2,601,000	2,468,000
Contract liabilities	66,130,000	40,250,000
Interest payable	195,000	163,000
Total current liabilities	203,561,000	159,712,000
Non-current portion of long-term debt, net	201,000,000	149,500,000
Operating lease liabilities, non-current	39,569,000	24,109,000
Income taxes payable	2,717,000	1,963,000
Deferred tax liability, net	21,230,000	17,637,000
Long-term contract liabilities	9,808,000	9,596,000
Other liabilities	14,507,000	17,831,000
Total liabilities	492,392,000	380,348,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 41,281,812 and 39,924,439 shares at July 31, 2021 and 2020, respectively	4,128,000	3,992,000
Additional paid-in capital	605,439,000	569,891,000
Retained earnings	333,001,000	417,265,000
	942,568,000	991,148,000
Less:
Treasury stock, at cost (15,033,317 shares at July 31, 2021 and 2020)	(441,849,000)	(441,849,000)
Total stockholders’ equity	500,719,000	549,299,000
Total liabilities and stockholders’ equity	$993,111,000	$929,647,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, restructuring costs, COVID-19 related costs, strategic emerging technology costs (for next-generation satellite technology), facility exit costs, strategic alternatives analysis expenses, and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2022 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, interest expense and estimated proxy solicitation related costs, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended July 31,		Twelve months ended July 31,
	2021	2020	2021	2020
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$7,363,000	1,126,000	$(73,480,000)	7,020,000
Provision for (benefit from) income taxes	578,000	787,000	(1,500,000)	2,290,000
Interest (income) and other	137,000	(227,000)	(139,000)	(190,000)
Interest expense	1,588,000	1,130,000	6,821,000	6,054,000
Amortization of stock-based compensation	6,793,000	6,177,000	9,983,000	9,275,000
Amortization of intangibles	5,349,000	5,643,000	21,020,000	21,595,000
Depreciation	2,096,000	2,539,000	9,379,000	10,561,000
Estimated contract settlement costs	—	—	—	444,000
Acquisition plan expenses	485,000	6,357,000	100,292,000	20,754,000
Restructuring costs	1,587,000	—	2,782,000	—
COVID-19 related costs	470,000	—	1,046,000	—
Strategic emerging technology costs	—	—	315,000	—
Adjusted EBITDA	$26,446,000	23,532,000	$76,519,000	77,803,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three and twelve months ended July 31, 2021 and 2020:

	July 31, 2021
	Three months ended			Twelve months ended
	Operating Income	Net Income	Net Income per Diluted Share	Operating (Loss) Income	Net (Loss) Income	Net (Loss) Income per Diluted Share
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$9,666,000	$7,363,000	$0.28	$(68,298,000)	$(73,480,000)	$(2.86)
Acquisition plan expenses	485,000	(3,106,000)	(0.12)	100,292,000	93,273,000	3.60
Restructuring costs	1,587,000	1,074,000	0.04	2,782,000	2,132,000	0.08
COVID-19 related costs	470,000	337,000	0.01	1,046,000	847,000	0.03
Strategic emerging technology costs	—	(24,000)	—	315,000	255,000	0.01
Interest expense	—	(133,000)	(0.01)	—	910,000	0.04
Net discrete tax expense (benefit)	—	697,000	0.03	—	(1,575,000)	(0.06)
Non-GAAP measures	$12,208,000	$6,208,000	$0.23	$36,137,000	$22,362,000	$0.86

	July 31, 2020
	Three months ended			Twelve months ended
	Operating Income	Net Income	Net Income per Diluted Share	Operating Income	Net Income	Net Income per Diluted Share
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$2,816,000	$1,126,000	$0.04	$15,174,000	$7,020,000	$0.28
Estimated contract settlement costs	—	—	—	444,000	280,000	0.01
Acquisition plan expenses	6,357,000	4,005,000	$0.16	20,754,000	13,075,000	0.53
Net discrete tax expense (benefit)	—	79,000	—	—	(1,155,000)	(0.05)
Non-GAAP measures	$9,173,000	$5,210,000	$0.21	$36,372,000	$19,220,000	$0.77
Per share amounts may not foot due to rounding. Non-GAAP net income and EPS reflect non-GAAP provisions for income taxes based on full year results, as adjusted for the non-GAAP reconciling items included in the tables above. The Company evaluates its non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company's non-GAAP effective income tax rate can differ materially from its GAAP effective income tax rate. In addition, due to the GAAP net loss, non-GAAP EPS adjustments for the fiscal year ended July 31, 2021 were computed using 25,885,000 weighted average diluted shares outstanding during the respective period.

ECMTL
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